Exhibit 99.1

Audience Announces Product Transition and Updates Business Outlook

Conference Call to be held today, September 6, 2012 at 1:30 pm PT

MOUNTAIN VIEW, Calif., September 6, 2012 – Audience, Inc. (Nasdaq: ADNC), the leading provider of intelligent voice and audio solutions that improve voice quality and the user experience in mobile devices, provided an update on the prospects for use of its processor intellectual property (processor IP) in the next generation mobile phone release of a large OEM customer. Additionally, Audience provided an update to its business outlook for the third quarter of 2012.

Product Transition

Audience sells processors and licenses its processor IP to Apple Inc. and certain of its subsidiaries (collectively, OEM) for inclusion in the OEM’s mobile phones pursuant to a Master Development and Supply Agreement (MDSA). Pursuant to a statement of work under the MDSA, amended in March 2012, Audience developed and licensed a new generation of processor IP for use in the OEM’s devices. However, the OEM is not obligated to use Audience’s processor IP.

Audience now believes that it is unlikely that the OEM will enable Audience’s processor IP in its next generation mobile phone. Audience is not aware of any intended changes by this OEM to its use of Audience’s processors or processor IP in prior generations of the OEM’s mobile phones.

Audience recognizes royalty revenue from the license of its processor IP one quarter in arrears of the sale of the device, when it has received a royalty report from its OEM. As a result, Audience does not expect any impact on its business outlook for the third fiscal quarter from the situation described above. The revenue and net income impact of the OEM’s next generation mobile phone would first affect Audience’s financial results one quarter after the OEM commences end customer sales of its mobile phones.

Peter Santos, president and chief executive officer, commented, “While we are disappointed by this development, we are confident in the diversification of our business and see sustainable growth in 2012 and beyond. As such we are raising guidance for the third quarter of 2012. Looking ahead, we believe our expansion into adjacent markets such as Smart TVs, automotive, and notebooks, will continue to bring growth in 2013 and beyond.”

Business Outlook

Separately, based on the strength of hardware shipments quarter to date and the forecast for the remainder of the quarter, the company is raising guidance for the third quarter of 2012. The company expects total revenue to be in the range of $35 to $38 million dollars, an increase from the prior range of $33 to $36 million dollars. Third quarter GAAP gross margin is expected to be in the range of 58% to 61%. Third quarter GAAP net income is expected to be in the range of $2.6 to $3.5 million dollars, including $0.7 million dollars of stock based compensation expense, or $0.11 to $0.15 per diluted share on approximately 23.4 million diluted weighted average shares outstanding.

Third quarter non-GAAP gross margin is expected to be in the range of 58% to 61% and non-GAAP net income is expected to be in the range of $3.3 to $4.2 million dollars, or $0.14 to $0.18 per share on a diluted basis.

A schedule showing a reconciliation of the business outlook from GAAP diluted net income per share to non-GAAP diluted net income per share is included with this release.

Conference Call Today

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will host a conference call to discuss the product transition and business outlook today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call can be accessed by dialing 1-877-303-3199 (toll free) or 1-253-237-1247 (international). The conference ID is: 28529755. A live webcast of the call will be available on Audience’s website at http://investor.audience.com/. An archive of the webcast will be available until September 13, 2012. An audio replay will be available within two hours of the call and may be accessed via dial-in at 1-855-859-2056, conference ID: 28529755.

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and earnings per share information for the three months ending September 30, 2012 included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors and consultants accounted for under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the conference call regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, net income and operating margin performance, future success for various products and our leadership position in the market, the demand for our solutions including continued demand by customers upon whom we are substantially dependent, our ability to enable the rollout of next generation products and other operating prospects are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: our dependence on a single OEM for a majority of our revenue and the transition our relationship with that OEM is undergoing; our dependence on a limited number of customers for a substantial portion of revenue; our need to maintain and expand our existing relationships with our OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches, customer purchasing behavior in light of anticipated mobile phone launches and our assessments of whether we have excess or obsolete inventory, among other factors; competition in the market for our products; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty whether any given OEMs products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or enhanced products in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; defects that may be present in our products; the impact of current or future intellectual property litigation and claims for indemnification; changes in tax laws or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our Quarterly Report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leading provider of intelligent voice and audio solutions that improve voice quality and the user experience of mobile devices. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

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For more information, contact:

Investors and Shareholders
The Blueshirt Group
Suzanne Craig or	Melanie Friedman
415-217-4962	415-217-4964
suzanne@blueshirtgroup.com	melanie@blueshirtgroup.com

Media and Industry Analysts
Diane Vanasse
408-242-0027 dvanasse@audience.com

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Audience, Inc.

Estimated computation of GAAP to non-GAAP diluted earnings per share

Three Months Ending Sept. 30, 2012
Estimated GAAP diluted earnings per share	$0.11-$0.15
Estimated stock-based compensation expense per share	$0.03
Estimated non-GAAP diluted earnings per share	$0.14-$0.18